EXHIBIT 23(3)
                                                                   -------------

                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement on Form S-4 and the joint Prospectus of Union Community Bancorp and Montgomery Financial Corporation of our report dated August 3, 2001 on the consolidated financial statements of Montgomery Financial Corporation. We also consent to the reference to our firm appearing under the heading "Independent Public Accountants and Experts" in the Prospectus.



/s/ BKD, LLP

BKD, LLP

Indianapolis, Indiana
October 3, 2001